UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) the The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                     December 20, 2006

General Electric Capital Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-6461	13-1500700
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation	File Number)	Identification No.)

260 Long Ridge Road, Stamford, CT		06927
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code                     (203) 357-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 303 (a). Material Modification to Rights of Security Holders.

      On December 20, 2006, the Registrant filed the attached Certificate of Amendment to its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware which modified the rights of the holders of the Registrant’s Variable Cumulative Auction Rate Preferred Stock, Series II (the “Series II Preferred Stock”). The Certificate of Amendment allows the Registrant to redeem the Series II Preferred Stock on any Business Day on or after December 20, 2006, at a redemption price of $103,638 per share, plus an amount equal to accumulated and unpaid dividends to the date fixed for redemption, on not less than three (3) days’ notice to the holders of the Series II Preferred Stock.

Item 9.01. Financial Statements and Exhibits

     (d) Exhibits.

     The following is filed as an exhibit to this report:

3.1 Certificate of Amendment to the Registrant’s Restated Certificate of Incorporation.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENERAL ELECTRIC CAPITAL CORPORATION

	By:	/s/ Philip D. Ameen

Philip D. Ameen
Senior Vice President and Controller
Date: December 27, 2006